UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2008

PROLINK HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-25007	65-0656268
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

410 South Benson Lane
Chandler, AZ 85224
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (480) 961-8800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

Effective November 13, 2008, ProLink Solutions, LLC (“ProLink”), the wholly-owned subsidiary of ProLink Holdings Corp. (the “Company”), and ABC National Television Sales, Inc. (“ABC”) mutually terminated the Media Representation Agreement by and between ProLink and ABC, dated September 24, 2007 (the “Agreement”). ProLink’s entry into the Agreement was reported in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 28, 2007, which is incorporated herein by reference.

Neither the Company nor ProLink will incur any termination costs or penalties as a result of the termination of the Agreement.

Item 8.01 Other Events.

On November 13, 2008, the Company issued a press release announcing that ProLink had signed an Advertising Sales Representation Agreement (the “Advertising Sales Representation Agreement”) with National Advertising Partners (“NAP”), the Fox-owned sales unit that represents sports networks across the country, pursuant to which NAP will serve as ProLink’s advertising and sales representative. A copy of the press release announcing ProLink’s entry into the Advertising Sales Representation Agreement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated, November 13, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLINK HOLDINGS CORP.

Dated: November 13, 2008
/s/ Lawrence D. Bain
Lawrence D. Bain Chief Executive Officer